UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Filed by the Registrant   X .

Filed by a Party other than the Registrant       .

Check the appropriate box:

      .   Preliminary Information Statement

      .   Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d) (2)

  X .   Definitive Information Statement

BLUE MOOSE MEDIA, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

  X .   No fee required.

      .   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

_____________________________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

_____________________________________________________________________________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

_____________________________________________________________________________________________

(5)  Total fee paid:

_____________________________________________________________________________________________

      .  Fee paid previously with preliminary materials.

_____________________________________________________________________________________________

      .  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:  _____________________________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:  _____________________________________________________________________________________________

(3)  Filing Party:  ____________________________________________________________________________________________

(4)  Date Filed:  _____________________________________________________________________________________________

BLUE MOOSE MEDIA, INC.

Grusbakken 12, DK-2820

Gentofte Denmark

(Tel) +45 2390 4545

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

We are writing to advise you that we intend to amend our Articles of Incorporation to change the name of our company to Liqtech International, Inc.

This action was approved on August 31, 2011 by our Board of Directors.  In addition on September 15, 2011 shareholders who hold a majority of our issued and outstanding voting securities have approved this action by written consent in lieu of a special meeting in accordance with Section 78.320 of the Nevada Revised Statutes, with an effective date as soon as possible but not less than 20 days from the date this information statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

No action is required by you.  The accompanying Information Statement is furnished only to inform our shareholders of the action described above in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about September 23, 2011.

BLUE MOOSE MEDIA, INC.

By: /s/ Lasse Andersen

Lasse Andersen

Chief Executive Officer

BLUE MOOSE MEDIA, INC.

Grusbakken 12, DK-2820

Gentofte Denmark

(Tel)+45 2390 4545

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934,

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF OUR SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

Blue Moose Media, Inc., a Nevada corporation (hereinafter “we”, “us” or “our”) is sending you this Information Statement solely for the purpose of informing our shareholders in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended, of the actions taken by our Board of Directors, at a meeting, and the holders of a majority of our outstanding common stock, par value $.001 per share (the “Common Stock”), by written consent.  No action is requested or required on your part.

What actions were taken by the written consent in lieu of a special meeting?

Shareholders holding at least a majority of the issued and outstanding shares of our Common Stock have, approved by written consent, an amendment (the “Name Change Amendment”) to our Articles of Incorporation to change our corporate name to “Liqtech International, Inc.”  Additional information regarding the Name Change Amendment is set forth below under “Approval of Name Change Amendment.”

How many shares were voted for the actions?

The approval of the Name Change Amendment by the written consent of our shareholders in lieu of a special meeting requires the consent of the holders of at least a majority of our outstanding shares of Common Stock as of September 15, 2011, hereinafter the “Record Date.”  As of the Record Date, 21,600,000 shares of our Common Stock were issued and outstanding.  Each share of our Common Stock is entitled to one vote.  The holders of 12,324,750 shares of our Common Stock, representing approximately 57.1% of the shares of our Common Stock entitled to vote on the Record Date, executed a Written Consent In Lieu of a Special Meeting.

Under the Nevada Revised Statutes (“NRS”) and our bylaws, shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient under the NRS and our bylaws to approve and adopt the Name Change Amendment.  Consequently, no further stockholder action is required.

When will the Name Change Amendment take effect?

The Name Change Amendment will become effective as soon as possible but not less than 20 days after the date this Information Statement is first mailed to our shareholders (the "Effective Date") upon the filing of the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada in accordance with the relevant sections of the NRS.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

DISSENTER'S RIGHTS OF APPRAISAL

The NRS do not provide for dissenter's rights in connection with the Name Change Amendment.

APPROVAL OF NAME CHANGE AMENDMENT

Name Change Amendment

On the Effective Date, the Name Change Amendment will change our corporate name to “Liqtech International, Inc.”  A copy of the proposed form of Certificate of Amendment to the Articles of Incorporation is attached as Exhibit A.

Background and Reason for the Name Change

On August 24, 2011 (the "Merger Date"), pursuant to an Agreement and Plan of Merger, dated as of August 23, 2011 (the "Merger Agreement"), by and among, us, Blue Moose Delaware Merger Sub, Inc. ("BMD Sub"), our wholly owned subsidiary and Liqtech USA, Inc., a Delaware corporation (“Liqtech USA”), BMD Sub was merged with and into Liqtech USA (the "Merger") and as a result of the Merger, Liqtech USA became our wholly owned subsidiary, we changed our management, reconstituted our Board of Directors and the business of Liqtech USA became our only operations.

Prior to the consummation of the Merger, we were not engaged in any trade or business.  Liqtech USA, through its wholly-owned subsidiaries, is an award winning cleantech company that for more than a decade has developed and provided state-of-the-art technologies for gas and liquid purification using ceramic silicon carbide filters, particularly, highly specialized filters for the control of soot exhaust particles from diesel engines and for water filtration.  It also manufactures kiln furniture.

For more details on the Merger, please refer to our Current Report on Form 8-K filed on August 25, 2011.

On or about the Effective Date, we will change our name from “Blue Moose Media, Inc.” to “Liqtech International, Inc.” to better reflect our only active business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our Common Stock, the only class of securities we have currently outstanding, of (i) each director and executive officer individually, (ii) all directors and executive officers as a group, and (iii) each person known to us who is known to be the beneficial owner of more than 5% of our Common Stock.  In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), “beneficial ownership” includes voting or investment power with respect to securities.  To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner(2)	Shares Beneficially Owned
	Number	Percent(3)
Directors and Executive Officers:
Lasse Andreassen (4)	1,875,000	8.7%
Donald S. Debelak	400,000	1.9%
Aldo Petersen(5)	5,703,541	24.3%
Paul Burgon	-	-
John F. Nemelka	102,000	*
Michael Sonneland (6)	412,500	1.9%
All officers and directors as a group (8 persons)(7)	9,243,041	39.3%

5% Shareholders:
LaksyaVentures, Inc. (8)	3,199,792	13.6%
David Nemelka (9)	4,666,417	20.5%

*

Less than 1.0%.

(1)

Under the rules and regulations of the SEC, beneficial ownership includes (i) shares actually owned, (ii) shares underlying options and warrants that are currently exercisable and (iii) shares underlying options and warrants that are exercisable within 60 days of the date of this Report.  All shares beneficially owned by a particular person under clauses (ii) and (iii) of the previous sentence are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Unless otherwise indicated, the address for each person listed above is: c/o Liqtech, Grusbakken 12, DK-2820 Gentofte, Denmark.

(3)

Based on 21,600,000 shares issued and outstanding immediately after the Merger.

(4)

Shares are owned by El Salto ApS, a Danish entity.  The voting and disposition of the shares owned by El Salto is controlled by Mr. Andreassen.

(5)

Includes (i) 3,703,541 shares owned by APE Invest A/S, a Danish entity controlled by Mr. Petersen, of which 900,000 shares underlie a 5-year warrant immediately exercisable at an exercise price of $1.50 per share; and (ii) 2,000,000 shares owned by four entities controlled by Mr. Petersen’s spouse of which 1,000,000 shares underlie a 5-year warrant immediately exercisable at an exercise price of $1.50 per share.  Mr. Petersen disclaims beneficial ownership of the 2,000,000 shares owned by the four entities controlled by Mr. Petersen’s spouse.

(6)

Shares are owned by NSMSO Holding ApS, a Danish entity.  The voting and disposition of the shares owned by NSMSO is controlled by Mr. Sonneland.

(7)

Includes five-year warrants immediately exercisable for an aggregate of 1,900,000 shares at an exercise price of $1.50 per share.

(8)

Includes five-year warrants immediately exercisable for an aggregate of 1,900,000 shares at an exercise price of $1.50 per share.  The voting and disposition of the shares owned by Laksya Ventures is controlled by Neil Persh.

(9)

Includes five-year warrants immediately exercisable for an aggregate of 1,135,000 shares at an exercise price of $1.50 per share.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in any action covered by the Amendment which is not shared by all other stockholders.

MISCELLANEOUS

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the shareholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement or other communications to the shareholder in the future.   In the event a shareholder desires to provide us with such notice, it may be given by mail to our address at Grusbakken 12, DK-2820 Gentofte Denmark, Attn: Corporate Secretary.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

September 23, 2011

By Order of the Board of Directors

of Blue Moose Media, Inc.

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF BLUE MOOSE MEDIA, INC.

(For Nevada Profit Corporation)

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

The name of the corporation is Blue Moose Media, Inc. (the “Corporation”).

2.

The Corporation’s original Articles of Incorporation was filed on July 1, 2004.

3.

Resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Corporation’s Articles of Incorporation (the “Certificate of Amendment”), and declaring such Certificate of Amendment to be advisable and in the best interests of the Corporation and its stockholders.

4.

Pursuant to the recommendation of the Board of Directors of the Corporation, this Certificate of Amendment was consented to in writing by the stockholders of the Corporation in accordance with NRS Section 78.320.

5.

The Corporation's Articles of Incorporation is hereby amended by amending and restating Article I thereof to read as follows:

“The name of the corporation is Liqtech International, Inc. (the “Corporation”).”

6.

This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on this ___ day of _________ 2011.

BLUE MOOSE MEDIA, INC.

By:

/s/ Lasse Andreassen

Name:

Lasse Andreassen

Title:

Chief Executive Officer